First Security Group, Inc. and Subsidiary
Consolidated Financial Highlights
(unaudited)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	Year-to-Date	Year-to-date
	2013	2013	2013	2013	2012	Dec 31, 2013	Dec 31, 2012
	(in thousands, except per share amounts and full-time equivalent employees)
Earnings:
Net interest income	$6,478	$6,165	$5,486	$5,241	$5,191	$23,370	$23,580
(Credit) Provision for loan and lease losses	$(955)	$(1,632)	$(826)	$678	$10,373	$(2,735)	$20,866
Non-interest income[1]	$2,188	$2,292	$2,190	$2,013	$2,112	$8,683	$9,295
Non-interest expense[1]	$10,148	$11,197	$12,578	$13,835	$11,334	$47,760	$48,808
Income tax provision (benefit)	$119	$322	$(83)	$119	$1,173	$477	$771
Dividends and accretion on preferred stock	$—	$—	$858	$524	$522	$1,381	$2,078
Effect of exchange on preferred stock to common stock	$—	$—	$26,179	$—	$—	$26,179	$—
Net (loss allocated) income available to common stockholders	$(646)	$(1,430)	$21,328	$(7,902)	$(16,099)	$11,349	$(39,648)

Per Share Data:
Net (loss allocated) income available to common stockholders, basic	$(0.01)	$(0.02)	$0.39	$(4.90)	$(9.90)	$0.24	$(24.58)
Net (loss allocated) income available to common stockholders, diluted	$(0.01)	$(0.02)	$0.39	$(4.90)	$(9.90)	$0.24	$(24.58)
Book value per common share	$1.26	$1.25	$1.39	$(6.58)	$(1.94)	$1.26	$(1.94)

Performance Ratios:
Return on average assets	(0.26)%	(0.56)%	7.97%	(3.02)%	(5.91)%	1.09%	(3.57)%
Return on average common equity	(3.07)%	(7.21)%	95.78%	NM	NM	18.49%	(170.65)%
Efficiency ratio	117.10%	132.40%	163.86%	190.72%	155.20%	149.00%	148.47%
Non-interest income to net interest income and non-interest income	25.25%	28.97%	31.48%	29.75%	30.76%	27.09%	28.27%

Capital:
Total equity to total assets	8.56%	8.24%	8.12%	2.02%	2.74%	8.56%	2.74%

Liquidity, Yields and Rates:

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	Year-to-Date	Year-to-date
	2013	2013	2013	2013	2012	Dec 31, 2013	Dec 31, 2012
	(in thousands, except per share amounts and full-time equivalent employees)
Interest-bearing cash - average balance	$34,075	$68,964	$122,499	$156,117	$179,116	$111,276	$195,996
Investment securities - average balance	330,094	329,385	322,747	253,265	252,356	301,375	238,367
Loans - average balance	550,749	529,406	547,499	554,204	574,768	545,803	590,109
Average Earning Assets	$914,918	$927,755	$992,745	$963,586	$1,006,240	$958,454	$1,024,472
Pure deposits[2] - average balance	$452,495	$454,379	$431,988	$414,244	$408,804	$434,791	$397,800
Core deposits[3] - average balance	640,177	653,044	648,373	639,558	640,328	644,579	629,448
Customer deposits[4] - average balance	801,824	829,926	847,007	839,307	845,346	831,923	829,066
Brokered deposits - average balance	84,143	90,323	111,801	153,741	178,876	114,926	198,454
Total deposits - average balance	$885,967	$920,249	$958,808	$993,048	$1,024,222	$946,849	$1,027,520
Total loans to total deposits	68.02%	58.76%	56.59%	54.53%	53.68%	68.02%	53.68%
Yield on earning assets	3.53%	3.57%	3.20%	3.33%	3.63%	3.39%	3.70%
Rate on customer deposits (including impact of non-interest bearing DDAs)	0.48%	0.57%	0.64%	0.68%	0.70%	0.59%	0.78%
Cost of deposits	0.74%	0.86%	0.96%	1.04%	1.09%	0.89%	1.20%
Rate on interest-bearing funding	0.73%	1.01%	1.11%	1.20%	1.30%	1.04%	1.44%
Net interest margin, taxable equivalent	2.89%	2.71%	2.27%	2.25%	2.49%	2.50%	2.45%

Asset Quality:
Net (recoveries) charge-offs	$(754)	$(32)	$374	$978	$14,064	$565	$26,666
Net loan (recoveries) charged-offs to average loans, annualized	(0.55)%	(0.02)%	0.27%	0.71%	9.79%	0.10%	4.52%
Non-accrual loans	$7,203	$6,803	$8,628	$10,194	$25,071	$7,203	$25,071
Other real estate owned and repossessed assets, net	$8,213	$8,678	$10,549	$12,722	$13,449	$8,213	$13,449
Loans 90 days past due	$928	$509	$332	$1,270	$1,656	$928	$1,656
Non-performing assets (NPA)	$16,344	$15,990	$19,509	$24,186	$40,176	$16,344	$40,176
NPA to total assets	1.67%	1.58%	1.83%	2.32%	3.78%	1.67%	3.78%
Non-performing loans (NPL)	$8,131	$7,312	$8,960	$11,464	$26,727	$8,131	$26,727
NPL to total loans	1.39%	1.37%	1.65%	2.12%	4.94%	1.39%	4.94%
Allowance for loan and lease losses to total loans	1.80%	2.00%	2.27%	2.50%	2.55%	1.80%	2.55%
Allowance for loan and lease losses to NPL	129.14%	146.33%	137.28%	117.76%	51.63%	129.14%	51.63%

Period End Balances:

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	Year-to-Date	Year-to-date
	2013	2013	2013	2013	2012	Dec 31, 2013	Dec 31, 2012
	(in thousands, except per share amounts and full-time equivalent employees)
Loans	$583,097	$534,627	$542,019	$540,288	$541,130	$583,097	$541,130
Allowance for loan and lease losses	$10,500	$10,700	$12,300	$13,500	$13,800	$10,500	$13,800
Intangible assets	$330	$388	$455	$526	$600	$330	$600
Assets	$977,574	$1,011,855	$1,066,649	$1,040,753	$1,063,555	$977,574	$1,063,555
Total deposits	$857,268	$909,848	$957,811	$990,894	$1,008,066	$857,268	$1,008,066
Common stockholders' equity	$83,649	$83,388	$86,654	$(11,666)	$(3,439)	$83,649	$(3,439)
Total stockholders' equity	$83,649	$83,388	$86,654	$20,994	$29,110	$83,649	$29,110
Common stock market capitalization	$153,187	$138,534	$135,469	$4,678	$3,952	$153,187	$3,952
Full-time equivalent employees	285	313	327	325	329	285	329
Common shares outstanding	66,603	66,603	62,428	1,772	1,772	66,603	1,772

Average Balances:
Loans	$550,749	$529,406	$547,499	$554,204	$574,768	$545,803	$590,109
Intangible assets	$363	$405	$476	$574	$649	$466	$781
Earning assets	$914,918	$927,755	$992,745	$963,586	$1,006,240	$958,454	$1,024,472
Assets	$993,447	$1,016,919	$1,070,895	$1,047,184	$1,089,841	$1,039,941	$1,110,794
Deposits	$885,970	$920,249	$958,808	$993,048	$1,024,222	$946,849	$1,027,520
Common stockholders' equity	$84,125	$79,382	$89,069	$(5,402)	$10,108	$61,368	$23,233
Total stockholders' equity	$84,125	$79,382	$92,658	$27,184	$42,584	$70,298	$55,549
Common shares outstanding, basic - wtd	66,603	62,600	55,174	1,613	1,626	46,500	1,613
Common shares outstanding, diluted - wtd	66,603	62,600	55,176	1,613	1,626	46,500	1,613

(1) Certain amounts were reclassified between non-interest income and non-interest expense to conform with the current presentation.

(2) Pure Deposits are all transaction-based accounts, including non-interest bearing DDA's, interest bearing DDA's, money market accounts and savings accounts.

(3) Core deposits are Pure deposits plus customer certificates of deposits less than $100,000.

(4) Customer deposits excluded brokered deposits.

First Security Group, Inc. and Subsidiary
Consolidated Financial Highlights
Non-GAAP Reconciliation Table
(unaudited)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	Year-to-Date	Year-to-date
	2013	2013	2013	2013	2012	Dec 31, 2013	Dec 31, 2012
		(in thousands, except per share amounts and full-time equivalent employees)

Total stockholders' equity	$83,649	$83,388	$86,654	$20,994	$29,110	$83,649	$29,110
Effect of preferred stock	—	—	—	(32,660)	(32,549)	—	(32,549)
Common stockholders' equity	$83,649	$83,388	$86,654	$(11,666)	$(3,439)	$83,649	$(3,439)

Average total stockholders' equity	$84,125	$79,382	$92,658	$27,184	$42,584	$70,298	$55,549
Effect of average preferred stock	—	—	(3,589)	(32,586)	(32,476)	(8,930)	(32,316)
Average common stockholders' equity	$84,125	$79,382	$89,069	$(5,402)	$10,108	$61,368	$23,233